TRUST AGREEMENT

     TRUST AGREEMENT, dated as of August 12, 1996 (this "Trust Agreement"), between Related Capital Company, as depositor (the "Depositor"), and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, not in its individual capacity but solely as trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:


     1. Creation of Trust.

     (a) The trust created hereby shall be known as Summit Tax Exempt Trust (the "Trust"), in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued. The Trust is hereby authorized to issue up to 50 million beneficial interests in the Trust (collectively, the "Shares").

     (b) The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1,000 in exchange for 1,000 Shares. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. [Section] 3801, et seq. (the "Business Trust Act") and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in a form acceptable to it.

     (c) The Depositor and the Trustee hereby authorize and direct the Depositor to take any and all actions on behalf of the Trust as the Depositor, in its sole discretion, determines, including with limitation, (i) preparing and filing and, if necessary, executing proxy materials and any other documents with the Securities and Exchange Commission; (ii) preparing, filing and executing on behalf of the Trust with the American Stock Exchange ("AMEX") a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Shares to be listed on the AMEX; (iii) preparing, filing, and executing on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents that shall be necessary or desirable to register the Shares under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary of desirable; and (iv) appointing a manager of the Trust (subject to such terms as the Depositor shall, in its sole discretion, determine). In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, AMEX or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as a trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, AMEX or state securities or Blue Sky laws.

     2.   Concerning the Trustee.
          ----------------------

     (a) Except as otherwise expressly required in Section 1 of this Trust Agreement, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustee. The Trustee shall not be liable for the acts or omissions of the Depositor or any other person who acts on behalf of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

     (b) The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

          (i) The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

          (ii) No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (iii) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

          (iv) The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

          (v) In the event that the Trustee is unsure as to the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

          (vi) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

          (vii) To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

     (c) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (d) In the exercise or administration of trusts hereunder, the Trustee (i) may act directly or, at the expense of the Depositor, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such attorneys or agents if such agents and attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Depositor, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

     (e) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by the Trustee, or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby.

     (f) Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

          3. The Depositor hereby agrees to (i) compensate the Trustee for its services hereunder in an amount separately agreed to by the Depositor and the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Depositor under this Section 3 shall survive the termination of this Trust Agreement.

          4. The Trustee may resign upon thirty days' prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee. The Depositor may by written instrument increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time.

          5. This Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreement and understandings between the parties.

          6. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          7. This Trust Agreement may be executed in one or more counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                    RELATED CAPITAL COMPANY,
                                    as Depositor


                                    By: SJB Associates, L.P., as general partner

                                    By: SJB Associates, Inc., as general partner

                                    By: /s/ Stuart J. Boesky
                                        --------------------------
                                        Name: Stuart J. Boesky
                                        Title: President



                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity
                                    but solely as Trustee


                                    By: /s/ Norma P. Closs
                                        --------------------------
                                        Name: Norma P. Closs
                                        Title: Vice President